                                                                               EXHIBIT 12



                                         SNYDER OIL CORPORATION

                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                               (Unaudited)

                                                                                            Nine
                                                                                         Months Ended
                                                  Years ended December 31,               September 30,
                                    ----------------------------------------------------
                                      1989       1990       1991       1992       1993       1994
                                    --------   --------   --------   --------   --------   --------
                                                  (Dollars in thousands)
Income before taxes,
  extraordinary item, and
  and accounting change              $ 7,321    $ 9,857    $11,439    $17,305    $34,909    $24,671
Interest expense                         761      6,273      8,452      4,997      5,315      6,350
                                     -------    -------    -------    -------    -------    -------
Earnings before fixed charges          8,082     16,130     19,891     22,302     40,224     31,021
                                     =======    =======    =======    =======    =======    =======
Fixed Charges:
Interest expense                         761      6,273      8,452      4,997      5,315      6,350
                                     -------    -------    -------    -------    -------    -------
Total fixed charges                  $   761    $ 6,273    $ 8,452    $ 4,997    $ 5,315    $ 6,350
                                     =======    =======    =======    =======    =======    =======

Ratio of earnings                      10.62       2.57       2.35       4.46       7.57       4.89
  to fixed charges                   =======    =======    =======    =======    =======    =======

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




                                    SNYDER OIL CORPORATION

                              COMPUTATION OF RATIO OF EARNINGS TO
                         COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                         (Unaudited)

                                                                                                 Nine
                                                                                              Months Ended
                                                     Years ended December 31,                 September 30,
                                    -------------------------------------------------------   -----------
                                      1989        1990       1991        1992        1993         1994
                                    --------    --------   --------    --------    --------     --------
                                                           (Dollars in thousands)
Income before taxes,
  extraordinary item, and
  and accounting change               $ 7,321     $ 9,857    $11,439     $17,305     $34,909     $24,671
Interest expense                          761       6,273      8,452       4,997       5,315       6,350
                                      -------     -------    -------     -------     -------     -------
Earnings before fixed charges           8,082      16,130     19,891      22,302      40,224      31,021
                                      =======     =======    =======     =======     =======     =======
Fixed Charges:
Interest expense                          761       6,273      8,452       4,997       5,315       6,350
Preferred stock dividends                   0           0        453       4,800       9,100       8,174
                                      -------     -------    -------     -------     -------     -------
Total fixed charges                   $   761     $ 6,273    $ 8,905     $ 9,797     $14,415     $14,524
                                      =======     =======    =======     =======     =======     =======

Ratio of earnings
  to combined fixed charges
  and preferred dividends               10.62        2.57       2.23        2.28        2.79        2.14
                                      =======     =======     =======     =======     =======     =======

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